Exhibit 32.1

CEO/CFO Certification Pursuant to § 906 of the
Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350)

The undersigned, as the Chief Executive Officer and Chief Financial Officer of Golden Phoenix Minerals, Inc., respectively, certify that, to the best of their knowledge and belief, the Amendment No. 3 to Quarterly Report on Form 10-Q/A for the fiscal quarter ended September 30, 2011, which accompanies this certification, fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended, and the information contained in the periodic report fairly presents, in all material respects, the financial condition and results of operations of Golden Phoenix Minerals, Inc. at the dates and for the periods indicated.

The foregoing certification is made pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350) and shall not be relied upon for any other purpose. The undersigned expressly disclaim any obligation to update the foregoing certification except as required by law.

April 23, 2012	/s/ Thomas Klein
Date	Thomas Klein
Chief Executive Officer

April 23, 2012	/s/ J. Roland Vetter
Date	J. Roland Vetter
Chief Financial Officer